Exhibit 99.1

For Further Information Contact

Harry J. Cynkus

(404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC.

REPORTS SECOND QUARTER FINANCIAL RESULTS

REVENUES INCREASED 3.2%, EPS ROSE 10.7%

ATLANTA, GEORGIA, July 25, 2007 -- Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported revenues for the second quarter ended June 30, 2007 grew 3.2% to $239.6 million compared to $232.2 million for the second quarter ended June 30, 2006.

Net income rose 9.9% to a record $21.2 million or $0.31 per diluted share for the second quarter 2007, compared to $19.3 million or $0.28 per diluted share for the same period in 2006.

During the quarter, the Company repurchased 612,700 shares of common stock at a weighted average price of $22.84 per share, with a total of 1,204,700 shares repurchased year-to-date. In total, approximately 1.1 million additional shares may be purchased under previously approved programs by the Board of Directors.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, "We had a positive quarter where we saw an increase in revenues and posted record earnings. Key drivers in our business: customer retention, commercial pest controls sales, and termite claims were very favorable. Residential revenue was hampered however by an unseasonably cold April. The most unusual spring weather, in general, impacted insect activity. We were nevertheless pleased that our profit margin continued to improve even with less than expected revenue growth. We remain committed to having a successful year."

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico, Central America, and the Middle East from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
	2007	2006
At June 30,	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$57,044	$37,221
Trade receivables, short-term	62,118	56,617
Materials and supplies	8,740	8,545
Deferred income taxes	18,528	23,983
Other current assets	9,621	10,023
Total Current Assets	156,051	136,389

Equipment and property, net	77,634	70,908
Goodwill and other intangible assets	202,022	205,063
Deferred income taxes	12,886	16,263
Trade receivables, long-term	8,908	10,170
Other assets	5,873	4,429
Total Assets	$463,374	$443,222

LIABILITIES
Capital leases	$1,270	$705
Accounts payable	24,712	14,740
Accrued insurance	14,225	19,143
Accrued compensation and related liabilities	40,052	39,185
Other current liabilities	27,975	35,059
Unearned revenue	85,754	84,378
Total Current Liabilities	193,988	193,210

Capital leases, less current portion	1,013	287
Accrued pension	6,946	15,651
Long-term accrued liabilities	53,117	46,033
Total Liabilities	255,064	255,181

STOCKHOLDERS’ EQUITY
Common stock	67,361	67,874
Retained earnings and other equity	140,949	120,167
Total Stockholders’ Equity	208,310	188,041
Total Liabilities and Stockholders’ Equity	$463,374	$443,222

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30,
(in thousands except per share data)
(unaudited)

	Three Months ended		Six Months ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES
Customer services	$239,618	$232,222	$440,850	$426,408
COSTS AND EXPENSES
Cost of services provided	121,601	119,035	228,437	226,049
Depreciation and amortization	6,911	6,945	13,597	13,738
Sales, general and administrative	76,787	74,368	143,828	136,868
(Gain)/loss on sales of assets	(89)	2	(96)	1
Interest income	(522)	(344)	(1,074)	(636)
	204,688	200,006	384,692	376,020
INCOME BEFORE TAXES	34,930	32,216	56,158	50,388
PROVISION FOR INCOME TAXES	13,691	12,886	22,126	20,155
NET INCOME	$21,239	$19,330	$34,032	$30,233

NET INCOME PER SHARE - BASIC	$0.32	$0.29	$0.51	$0.45
NET INCOME PER SHARE - DILUTED	$0.31	$0.28	$0.50	$0.44

Weighted average shares outstanding - basic	66,977	67,556	67,148	67,243
Weighted average shares outstanding - Diluted	67,675	69,243	67,874	69,040

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,
(in thousands)
	2007	2006
	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net Income	$34,032	$30,233
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	13,597	13,738
Provision for deferred income taxes	2,333	3,210
Stock based compensation	959	905
(Gain)/loss on sales of assets	(96)	1
Excess tax benefits from share-based payments	(2,924)	(50)
Other, net	(85)	(496)
(Increase)/decrease in assets
Trade receivables	(9,492)	(9,605)
Materials and supplies	(339)	537
Other current assets	(2,389)	(912)
Other non-current assets	(1,231)	(21)
Increase/(decrease) in liabilities:
Accounts payable and accrued expenses	1,975	402
Unearned revenue	6,314	4,388
Accrued insurance	943	1,768
Accrual for termite contracts	(1,900)	1,000
Accrued pension	—	(5,000)
Long-term accrued liabilities	3,763	(5,146)
Net cash provided by operating activities	45,460	34,952
INVESTING ACTIVITIES
Purchase of equipment and property	(10,099)	(11,351)
Acquisitions of companies	(4,343)	(5,020)
Cash from sales of franchises	—	401
Proceeds from sales of assets	58	—
Net cash used in investing activities	(14,384)	(15,970)
FINANCING ACTIVITIES
Dividends paid	(10,240)	(8,556)
Common stock purchased	(30,868)	(17,290)
Common stock options exercised	879	381
Principal payments on capital leases	(1,451)	(393)
Excess tax benefits from share-based payments	2,924	50
Other	—	73
Net cash used in financing activities	(38,756)	(25,735)
Effect of exchange rate changes on cash	1,380	909
Net decrease in cash and cash equivalents	(6,300)	(5,844)
Cash and cash equivalents at beginning of period	63,344	43,065
Cash and cash equivalents at end of period	$57,044	$37,221

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter results on:

Wednesday, July 25, 2007 at:

11:30 a.m. Eastern

10:30 a.m. Central

9:30 a.m. Mountain

8:30 a.m. Pacific

TO PARTICIPATE:

Please dial 800-257-7087 domestic;

303-262-2050 international

at least 5 minutes before start time.

REPLAY: available through August 1, 2007

Please dial 800-405-2236/303-590-3000, Pass code: 11093061

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at Financial Relations Board at 212-827-3777

Or email to jjazmin@frbir.com